Exhibit 23.2




The Board of Directors
Kinetic Concepts, Inc.



We are aware of the incorporation by reference in the Registration Statement Form S-8 of Kinetic Concepts, Inc. to be filed September 10, 1997 for the registration of 2,500,000 shares of its common stock of our report dated April 22, 1997 relating to the unaudited condensed consolidated interim financial statements of Kinetic Concepts, Inc. that is included in its Form 10-Q for the quarter ended March 31, 1997.



                              /S/ ERNST & YOUNG LLP
                              ______________________
                              Ernst & Young LLP



San Antonio, Texas
September 5, 1997